UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 18, 2008

GOFISH CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-131651	20-2471683
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

706 Mission Street, 10th Floor, San Francisco, California		94103
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (415) 738-8706

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

* Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

* Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

* Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

* Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 18, 2008, GoFish Corporation, a Nevada corporation (the “Company”) entered into a subscription agreement (the “Subscription Agreement”) with certain accredited investors (collectively, the “Investors”), pursuant to which the Company sold, and the Investors purchased, for an aggregate purchase price of $1,500,000, unsecured convertible original issue discount notes due June 8, 2010 in the aggregate principal amount of $1,764,705.88 (the “Notes”) and warrants (“Warrants”) to purchase an aggregate of 1,719,309 shares of the Company’s common stock (“Common Stock”), in a private placement transaction (the “Private Placement”). Immediately after the closing of the Private Placement, 25,469,739 shares of Common Stock remained issued and outstanding. In connection with the Private Placement, certain holders of the Company’s 6% senior convertible notes due June 8, 2010 previously issued by the Company in June 2007 (the “June 2007 Notes”), consented to the execution of the Subscription Agreement and the issuance of the Notes and the Warrants thereunder. The Notes are subordinate to the June 2007 Notes.

The Notes are discounted 15% from the principal amount, and will bear interest at a rate of 15% per annum beginning on April 18, 2009, payable on any conversion date or the maturity date of the Notes in cash or shares of Common Stock, at the Investor’s option. The Notes will mature on June 8, 2010 and will be convertible into shares of Common Stock, at the Investor’s option, 181 days after the date of issuance at a conversion price of $2.06 per share, subject to full-ratchet anti-dilution protection. The Investors would have the right to require the Company to purchase all or some of the Notes in cash, plus a redemption premium of 20%, upon the occurrence of certain change of control events prior to maturity. The Investors will also have the right to require the Company to repay the Notes on June 8, 2009. Events of default under the Notes include, without limitation: (i) failure to pay principal, interest or other amounts when due, (ii) material breaches of covenants, (iii) materially incorrect representations and warranties, (iv) certain cross defaults, (v) certain judgments against the Company and (vi) bankruptcy or other proceedings. Upon the occurrence of any event of default under the Notes, the Investors would have the option to make all outstanding amounts under the Notes, together with any accrued but unpaid interest thereof and a redemption premium of 20%, and all other amounts payable, immediately due and payable.

The Warrants issued to the Investors in the Private Placement are warrants to purchase a number of shares of Common Stock equal to 200% of the shares issuable upon an assumed conversion of the Notes (at an assumed conversion price of $2.06). The Warrants will be exercisable 181 days after the date of issuance at an exercise price of $1.75 per share and will remain exercisable for a period of five years thereafter. The Warrants will be exercisable using cash (or cashless exercise, if there is not a registration statement then in effect that covers the resale of the shares of Common Stock issuable upon exercise of the Warrants).

Pursuant to the terms of the Subscription Agreement, the Investors have been granted a participation right in certain future financings of the Company to purchase, by application of the outstanding balance of the Notes and any other amounts then owing to such Investors, up to 15% of all of the Company’s securities offered in any such financing. The Investors have also been granted piggy-back registration rights. The Investors have agreed not to transfer or assign the Notes and the Warrants (except to their affiliates) for 181 days after the closing date of the Private Placement. Pursuant to the terms of the Subscription Agreement, the Company has agreed to indemnify the Investors, their affiliates and agents against certain liabilities (if any) in connection with the Private Placement. In addition, the Subscription Agreement contains negative covenants that provide that, so long as the Notes are outstanding, the Company may not, among other things: (i) incur any liens (other than permitted liens); (ii) amend the Company’s Articles of Incorporation, bylaws or charter to adversely affect the rights of the Investors; (iii) make certain restricted payments (including repurchases of, or dividends on, Common Stock); and (iv) incur any obligation for borrowed money (other than certain exempted issuances and permitted liens).

The Investors include James Moloshok (the Executive Chairman and a director of the Company) and Internet Television Distribution LLC (“ITD”), a limited liability company that is an affiliate of Riaz Valani (a director of the Company) and Tabreez Verjee (the President and a director of the Company). Mr. Moloshok and ITD, in the aggregate, purchased (for an aggregate purchase price of $750,000) Notes in the principal amount of $882,352.94 and Warrants to purchase 862,655 shares of Common Stock in the Private Placement. Mr. Moloshok and ITD each participated as an Investor in the Private Placement on substantially the same terms as the other Investors. The terms of the Private Placement were determined in negotiations led by an unaffiliated Investor. Such unaffiliated Investor was also an investor in the Company’s prior October 2006 private offering. Because Messrs. Moloshok, Valani and Verjee are members of the Company’s board of directors, each of them abstained from the vote by the Company’s board of directors to approve the Private Placement and the transactions contemplated thereby.

The foregoing summary of the terms of the Subscription Agreement, the Notes and the Warrants does not purport to be complete and is qualified in its entirety by reference to the full text of the Subscription Agreement, the form of the Notes and the form of the Warrants, copies of which will be filed as exhibits to the applicable quarterly report on Form 10-Q to be filed by the Company.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Notes and the Warrants are being offered and sold to accredited investors without registration under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. The Company is relying on the exemption from the registration requirements of the Securities Act by virtue of Section 4(2) thereof and Regulation D promulgated thereunder. This Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy the Notes and the Warrants and the shares of Common Stock issuable upon conversion of the Notes and the Warrants.

Item 8.01 Other Events.

On April 21, 2008, the Company issued a press release announcing its completion of the Private Placement. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit	Description
99.1	Press release issued by GoFish Corporation on April 21, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOFISH CORPORATION
Dated: April 21, 2008

By:  /s/ Tabreez Verjee

Name: Tabreez Verjee
Title: President